Exhibit 10.1

CACI INTERNATIONAL INC 2006 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT (RSU) GRANT AGREEMENT

This Restricted Stock Unit (RSU) Grant Agreement (the “Agreement”) is entered into by and between CACI International Inc, a Delaware corporation (the “Company” or “CACI”) and                      (the “Grantee”), effective as of                      (the “Grant Date”).

Recitals

WHEREAS, Section 7 of the CACI International Inc 2006 Stock Incentive Plan (the “Plan”) permits the Committee to make awards of Restricted Stock Units to key employees of the Company or any Subsidiary or Affiliate.

WHEREAS, the Grantee has been determined to be a key employee who is entitled to an Award under the Plan; and

WHEREAS, on                      (the “Grant Date”), the Committee awarded the Grantee              Restricted Stock Units in order to provide the Grantee with a direct proprietary interest in the Company and to provide the Grantee with an incentive to remain in the employ of the Company or a Subsidiary or Affiliate.

NOW, THEREFORE, the Company and the Grantee covenant and agree as follows:

1.	DEFINITIONS.

Under this Agreement, except where the context otherwise indicates, the following definitions apply:

(a) “Account” means the bookkeeping account maintained for the Grantee pursuant to Section 2.

(b) “Agreement” means this Restricted Stock Unit (RSU) Grant Agreement and shall include the applicable provisions of the Plan, which is hereby incorporated into and made a part of this Agreement.

(c) “Cause” means:

(1) gross negligence, willful misconduct or willful malfeasance by the Grantee in connection with the performance of any material duty for the Company or an Affiliate;

(2) the Grantee’s commission or participation in any violation of any legal requirement or obligation relating to the Company (unless the Grantee had a reasonable good faith belief that the act, omission or failure to act in question was not a violation of such legal requirement or obligation) and such violation has materially and adversely affected the Company;

(3) the Grantee’s conviction of, or plea of guilty or nolo contendere, to a crime committed during the course of his/her employment with the Company that the Committee, acting in good faith, reasonably determines is likely to have a material adverse affect on the reputation or business of the Company or an Affiliate;

(4) theft, embezzlement or fraud by the Grantee in connection with the performance of his or her duties for the Company or an Affiliate;

(5) a violation of any confidentiality agreement or obligation or non-compete agreement with the Company or an Affiliate;

(6) a material violation of (i) the Company’s Standards of Conduct, as the same may be amended and in effect from time to time, or (ii) any other published Company policy; or

(7) the diversion or appropriation of any material business opportunity.

If a written employment agreement between the Grantee and the Company provides a different definition of “Cause” (or other term that defines conduct on the part of the Grantee that permits the Company to terminate such written employment agreement without liability to the Grantee), that definition shall control and shall be substituted for the above with respect to the Grantee.

(d) “Good Reason” means, following a Change in Control, the occurrence of any of the following circumstances without the Grantee’s prior written consent

(1) A material reduction in the Grantee’s total compensation and benefit opportunity from that in effect on the day before the Change in Control (other than a reduction made by the Board, acting in good faith, based upon the performance of the Grantee, or to align the compensation and benefits of the Grantee with that of comparable executives, based on market data);

(2) A substantial adverse alteration in the conditions of the Grantee’s employment from those in effect on the day before the Change in Control;

(3) A substantial adverse alteration in the nature or status of the Grantee’s position or responsibilities from those in effect on the day before the Change in Control; or

(4) A change in geographic location of the Grantee’s job more than fifty (50) miles from the place at which such job was based on the day before the Change in Control.

If a written employment agreement between the Grantee and the Company provides a different definition of “Good Reason” (or other term that defines conduct on the part of the Company that permits the Grantee to terminate such written employment agreement and receive substantially the same benefits as in the case of a termination by the Company without cause), that definition shall control and shall be substituted for the above with respect to the Grantee.

(e) “Grant Date” means                     .

(f) “Plan” means the CACI International Inc 2006 Stock Incentive Plan, as amended from time to time.

(g) “Retirement” means retirement from full-time employment with the Company (or a Subsidiary or Affiliate of the Company) or a change form full-time employment with the Company (or a Subsidiary or Affiliate of the Company) to part-time status, in both cases on or after age 62, and following delivery of a Retirement Notice.

(h) “Retirement Notice” means a written notice from the Grantee to the Committee of the Grantee’s intention to retiree from full-time employment and to either permanently retire from the Company (or a Subsidiary or Affiliate of the Company) and the information technology industry or to change from full-time to part-time status with the Company (or a Subsidiary or Affiliate of the Company) without any other employment in the information technology industry.

(i) “Restricted Stock Unit” or “RSU” means the right to receive one share of Stock under the Plan pursuant to the terms and conditions of this Agreement, without transferring to the Grantee any of the attributes of ownership of Stock prior to the issuance of the Stock.

(j) “Vesting Date” means each date on which a portion of the RSUs become vested in accordance with the Vesting Schedule.

(k) “Vesting Schedule” means the schedule set forth below indicating the dates on which RSUs vest:

Vesting Date	Percent of RSUs That Vest on the Relevant Vesting Date

DATE	RSUs
DATE	RSUs
DATE	RSUs
DATE	RSUs

Any capitalized term used herein that is not expressly defined in this Agreement shall have the meaning that such term has under the Plan unless otherwise provided herein.

2.	AWARD OF RSUs.

(a) Grant of RSUs. Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Committee hereby grants to the Grantee on the Grant Date                      RSUs. The Grantee shall be entitled to receive one share of Stock for each RSU pursuant to the terms and conditions of this Agreement. The Grantee’s Account shall be the record of RSUs granted to the Grantee hereunder and is solely for accounting purposes and shall not require a segregation of any assets of the Company. The Grantee shall not have the rights of a stockholder with respect to any RSUs credited to the Grantee’s Account until shares of Stock have been distributed to the Grantee pursuant to Section 4, and the Grantee’s name has been entered as a stockholder of record on the books of the Company with respect to such distributed shares of Stock.

(b) Dividend Equivalents. If on any date prior to issuance of the shares of Stock subject to the RSUs, the Company shall pay any dividend on the Stock (other than a dividend payable in shares of Stock), the number of RSUs credited to Grantee’s Account shall as of such date be increased by an amount equal to: (A) the product of the number of RSUs credited to the Grantee’s Account as of the record date for such dividend, multiplied by the per share amount of any dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board of Directors of the Company), divided by (B) the Fair Market Value of a share of Stock on the payment date of such dividend. In the case of any dividend declared on Stock which is payable in shares of Stock, the number of RSUs credited to the Grantee shall be increased by a number equal to the product of (X) the aggregate number of RSUs that have been credited to the Grantee’s Account through the related dividend record date, multiplied by (Y) the number of shares of Stock (including any fraction thereof) payable as a dividend on a share of Stock.

3.	VESTING.

(a) Regular Vesting Schedule. Except as set forth in this Section 3, the RSUs granted pursuant to this Agreement shall vest in accordance with the Vesting Schedule, provided the Grantee has remained in the continuous full-time employment of the Company (or a Subsidiary or Affiliate of the Company), from the Grant Date through the applicable Vesting Date.

(b) Retirement. Upon the Retirement of a Grantee, then in lieu of determining the number of RSUs in which the Grantee is vested based upon the Vesting Schedule, the Grantee shall vest in the RSUs based on the amount of RSUs that were vested as of the Vesting Date preceding the Grantee’s Retirement (as determined pursuant to the Vesting Schedule) (the “Pre-Retirement Vesting Date”) and the Grantee shall vest in a portion of the remaining RSUs based on a fraction, the numerator of which is the number of months following the Pre-Retirement Vesting Date during which the Grantee is in the full-time employment with the Company (or a Subsidiary or Affiliate of the Company) and the denominator of which is the total number of months remaining in the Vesting Schedule after the Pre-Retirement Vesting Date.

(c) Vesting Upon Disability or Death. The Grantee shall become 100% vested in all RSUs upon the occurrence of one of the following events while the Grantee is in full-time employment with the Company (or a Subsidiary or Affiliate of the Company): (i)) the Grantee’s death, or (ii) the Grantee’s termination of employment due to Disability.

(d) Vesting Upon Change in Control. The Grantee shall become 100% vested in all RSUs if the Grantee’s full-time employment with the Company (or a Subsidiary or Affiliate of the Company) is involuntarily terminated by the Company (or a Subsidiary or Affiliate of the Company) without “Cause” or by the Grantee for “Good Reason”, and further provided that such termination of employment occurred within twenty-four (24) months after a Change in Control.

Before the Grantee may resign for Good Reason, the Grantee must provide the Company at least thirty (30) days’ prior written notice of his intent to resign for Good Reason and specify in reasonable detail the Good Reason upon which such resignation is based. Such notice must be given within ninety (90) days of the initial existence of the “Good Reason”. The Company shall have a reasonable opportunity to cure any such Good Reason (that is susceptible of cure) within thirty (30) days after the Company’s receipt of such notice. The failure to resign for one Good Reason does not prevent any later Good Reason resignation for a similar or different reason.

(e) Employment Requirement; Forfeiture. Except as provided in Section 3(b) or (c), or otherwise determined by the Committee, in order to become vested in (i.e., earn) RSUs under the terms of this Agreement, the Grantee must have been in the continuous full-time employment of the Company (or a Subsidiary or Affiliate of the Company) from the Grant Date through the close of business on the applicable Vesting Date (or such earlier date on which the RSUs become vested under Section 3(b),(c) or (d)). The Grantee shall not be deemed to be employed by the Company (or a Subsidiary or Affiliate of the Company) if the Grantee’s employment has been terminated, even if the Grantee is receiving severance in the form of salary continuation through the regular payroll system. If the Grantee terminates employment with the Company (or a Subsidiary or Affiliate of the Company) for any reason other than Retirement, Disability or death, or converts from full-time to part-time status (other than in connection with Retirement), the Grantee shall forfeit any RSUs granted under this Agreement that are not vested as of such date.

(f) Adjustment of Award. Payments under this Agreement are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.

(g) Forfeiture of Award and Right to Payments. In the event that the employment of the Grantee is terminated for Cause then, in such event, the Grantee shall forfeit all rights to the RSUs and shall repay to the Company all shares of Stock received by the Grantee with respect to such RSUs or the Fair Market Value of such shares of Stock if no longer in Grantee’s possession on or after the date of the act giving rise to the Grantee’s termination for Cause.

In the event that, following the Grantee’s termination of employment the Company discovers that, during the course of his employment with the Company, the Grantee committed an act that would have given rise to a termination for Cause, then, in such event, the Grantee shall forfeit all outstanding rights to the RSUs. Further, the Grantee agrees and undertakes to repay to the Company all shares of Stock received by the Grantee or the Fair Market Value of such shares of Stock if no longer in Grantee’s possession on or after the date of such act or violation.

(h) Bankruptcy; Dissolution. RSUs granted under this Agreement shall be of no further force or effect and forfeited in the event that the Company is placed under the jurisdiction of a bankruptcy court, or is dissolved or liquidated.

4.	ISSUANCE OF SHARES.

(a) Issuance of Shares. Within two and one-half (2 1/2) months after the close of each fiscal year, the Company shall issue certificates for shares of Stock equal in number to the number of RSUs that became earned and vested during such year (less the amount of any shares of Stock that are withheld to satisfy any tax withholding requirement); provided, however, in no event shall shares of Stock be issued later than the last day on which such issuance will qualify as a “short-term deferral” under Treas. Reg. §1.409A-1(a)(4). Upon issuance, such shares of Stock shall be registered on the Company’s books in the name of the Grantee in full payment and satisfaction of such RSUs.

(b) Transfer Restrictions. Transfer of the shares of Stock shall be subject to the Company’s trading policies and any applicable securities laws or regulations governing transferability of shares of the Company.

(c) Securities Regulations. No Stock shall be issued hereunder until the Company has received all necessary stockholder and regulatory approvals and has taken all necessary steps to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws is available. To the extent applicable, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the U. S. Securities and Exchange Act of 1934. Any ambiguities or inconsistencies in the construction of this Agreement or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

(d) Fractional Shares. No fractional shares or scrip representing fractional shares of Stock shall be issued pursuant to this Agreement. If, upon the issuance of shares of Stock under this Agreement, the Grantee would be entitled to a fractional share of Stock, the number of shares to which the Grantee is entitled shall be rounded down to the next lower whole number.

(e) Beneficiary.

(i) The Grantee may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Grantee’s death before the Grantee has received all benefits to which the Grantee would have been entitled under this Agreement. Each designation of beneficiary shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Committee, and will be effective only when received in writing by the Committee. The last valid beneficiary designation received shall be controlling; provided, however, that no beneficiary designation, or change or revocation thereof, shall be effective unless received prior to the Grantee’s death.

(ii) If no valid and effective beneficiary designation exists at the time of the Grantee’s death, or if no designated beneficiary survives the Grantee, or if the Grantee’s beneficiary designation is invalid under the law, any benefit payable hereunder shall be made to the Grantee’s surviving spouse, if any, or if there is no such surviving spouse, to the executor or administrator of the Grantee’s estate. If the Committee is in doubt as to the right of any person to receive payment of any benefit hereunder, the Committee may direct that the amount of such benefit be paid into a court of competent jurisdiction in an interpleader action, and such payment into court shall fully and completely discharge any liability or obligation of the Plan, CACI, the Committee, or the Board of Directors of CACI International Inc under this Agreement.

5.	MISCELLANEOUS.

(a) No Restriction on Company Authority. The award of these RSUs to the Grantee shall not affect in any way the right or power of CACI or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in CACI’s capital structure or its business, or any merger or consolidation of

CACI, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of CACI, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Adjustment of RSUs. If CACI shall effect a subdivision or consolidation of shares of Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefore in money, services or property, the number and class of shares of Stock represented by the RSUs granted pursuant to this Agreement shall be appropriately adjusted in such a manner as to represent the same total number of shares that the owner of an equal number of outstanding shares of Stock would own as a result of the event requiring the adjustment.

(c) No Adjustment Otherwise. Except as hereinbefore expressly provided, the issue by CACI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of CACI convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock represented by the RSUs granted pursuant to this Agreement.

(d) RSUs Nontransferable. RSUs are not transferable by the Grantee by means of sale, assignment, exchange, pledge, hypothecation, or otherwise.

(e) Obligation Unfunded. The obligation of the Company with respect to RSUs granted hereunder shall be interpreted solely as an unfunded contractual obligation to make payments of Stock in the manner and under the conditions prescribed under this Agreement. Any shares or other assets set aside with respect to amounts payable under this Agreement shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of the provisions of the Plan or this Agreement, have any interest in such assets. In no event shall any assets set aside (directly or indirectly) with respect to amounts payable under this Agreement be located or transferred outside the United States. Neither the Grantee nor any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Agreement, and the Grantee or any such other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan or this Agreement.

(f) Withholding Taxes. The Company shall effect a withholding of shares of Stock to be issued hereunder in such number whose aggregate Fair Market Value at such time equals the total amount of any federal, state or local taxes or any applicable taxes or other withholding of any jurisdiction required by law to be withheld as a result of the issuance of the Stock in whole or in part; provided, however, that the value of the Stock withheld by the Company may not exceed the statutory minimum withholding amounts required by law. In lieu of such deduction, the Company may permit the Grantee to make a cash payment to the Company equal to the amount required to be withheld.

(g) Impact on Other Benefits. The value of the RSUs (either on the Grant Date or at the time, if ever, the RSUs are vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

(h) Compliance With Section 409A. The award of RSUs is not intended to provide deferred compensation subject to Section 409A of the Code; provided, however, that CACI makes no representations as to the tax consequences of the award of RSUs to the Grantee or their vesting (including, without limitation, under Section 409A of the Code, if applicable). The Grantee understands and agrees that the Grantee is solely responsible for any and all income, employment or other taxes imposed on the Grantee with respect to the award.

(i) Right to Continued Employment. Nothing in the Plan or this Agreement shall be construed as a contract of employment between the Company (or a Subsidiary or Affiliate of the Company) and the Grantee, or as a contractual right of the Grantee to continue in the employ of the Company (or a Subsidiary or Affiliate of the Company), or as a limitation of the right of the Company (or a Subsidiary or Affiliate of the Company) to discharge the Grantee at any time.

(j) Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

(k) Arbitration. Any dispute between the parties hereto arising under or relating to this Agreement shall be resolved in accordance with the procedures of the American Arbitration Association. Any resulting hearing shall be held in the Washington, DC metropolitan area. The resolution of any dispute achieved through such arbitration shall be binding and enforceable by a court of competent jurisdiction.

(l) Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

(m) Headings. Headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(n) Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by first class or certified mail, addressed to the Grantee at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

(o) Entire Agreement; Modification. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

(p) Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Awards related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. The Grantee acknowledges by signing this Agreement that he or she has reviewed a copy of the Plan.

(q) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit (RSU) Grant Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his or her hand and seal, on the date(s) written below.

CACI INTERNATIONAL INC

By:
Arnold D. Morse, Chief Legal Officer

Date:

Date: